CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use, in Amendment No. 2 to the Registration Statement on Form SB-2, of our report dated February 24, 2000, except for the last paragraph of Note 9 as to which the date is March 1, 2000 relating to the financial statements of HealthLink International, Inc. for the years ended December 31, 1999 and 1998 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                               Angell & Deering
                                               Certified Public Accountants

Denver, Colorado
March 22, 2000